UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 1, 2010, Sunrise Senior Living, Inc. (the “Company”) and certain of its affiliates completed the previously disclosed sale of the Company’s joint venture interests in nine limited liability companies in the U.S. and two limited partnerships in Canada (“Joint Venture Interests”), which collectively own 58 communities managed by the Company, to Ventas, Inc. (“Ventas”) and certain of its affiliates, pursuant to two purchase and sale agreements, each dated October 1, 2010. See Items 2.01 and 9.01 below for additional information. At the closing of the sale of the Joint Venture Interests, the Company and Ventas entered into amendments and restatements to the existing master agreement and management agreements to set forth their revised rights and obligations with respect to the management and other matters related to the 79 communities being managed by the Company for Ventas (which includes the 58 senior living communities and the 21 other senior living communities in the Ventas portfolio that were already wholly owned by Ventas). The material terms of the amendments and restatements were previously disclosed in the Company’s Current Report on Form 8-K filed on October 4, 2010. The management agreements have a remaining term of between 24 to 27 years, subject to earlier termination upon certain circumstances.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As indicated above, effective December 1, 2010, the Company completed the previously disclosed sale of the Joint Venture Interests to Ventas. The aggregate purchase price for the Joint Venture Interests was $41.5 million, which was determined through negotiations by the parties, and was paid to the Company at closing. The Company intends to use the proceeds from the transaction, after expenses, to collaterize certain letters of credit under its bank credit facility, pay down other debt obligations and for working capital.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

The unaudited pro forma financial consolidated financial information required by this Item is included as Exhibit 99.1 to this Current Report on Form 8-K.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit 2.1	Purchase and Sale Agreement by and among Sunrise Senior Living Investments, Inc., Sunrise Senior Living Management, Inc., SZR US Investments, Inc., Ventas REIT US Holdings, Inc. and Ventas, Inc., dated October 1, 2010.

Exhibit 2.2	Purchase and Sale Agreement by and among Sunrise North Senior Living, Ltd., Sunrise Senior Living Management, Inc., Ventas SSL Ontario II, Inc. and Ventas, Inc., dated October 1, 2010.

Exhibit 99.1	Unaudited pro forma consolidated financial information of Sunrise Senior Living, Inc. as of and for the nine months ended September 30, 2010, and for the twelve months ended December 31, 2009, 2008 and 2007.

Schedules and exhibits to the purchase and sale agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: December 7, 2010	By:	/s/ Mark S. Ordan
		Name:	Mark S. Ordan
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement by and among Sunrise Senior Living Investments, Inc., Sunrise Senior Living Management, Inc., SZR US Investments, Inc., Ventas REIT US Holdings, Inc. and Ventas, Inc., dated October 1, 2010.

Exhibit 2.2	Purchase and Sale Agreement by and among Sunrise North Senior Living, Ltd., Sunrise Senior Living Management, Inc., Ventas SSL Ontario II, Inc. and Ventas, Inc., dated October 1, 2010.

Exhibit 99.1	Unaudited pro forma consolidated financial information of Sunrise Senior Living, Inc. as of and for the nine months ended September 30, 2010, and for the twelve months ended December 31, 2009, 2008 and 2007.